Exhibit 99.1

For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Morgan, Sr. Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC. ENTERS INTO MARKETING AGREEMENT WITH CAREPICS TELEHEALTH

RICHARDSON, TX, January 14, 2021 /Businesswire/ -- Fuse Medical, Inc. (OTCPINK: FZMD) (“Fuse” or the “Company”) an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace, announced today an agreement with CarePICS, the latest resource addition to Fuse’s comprehensive portfolio and biologics product offerings for wound care.

CarePICS is a HIPAA compliant, app-based telehealth platform designed specifically to perform and track reimbursable events around wound care. CarePICS helps to facilitate specialty consults between physicians, telehealth visits with patients, and clinical reports with images, and to automate reimbursable medical supply ordering.  CarePICS features a wound measurement tool which automatically calculates surface area, length and width, without even touching the patient.

“Considering the challenges providers are facing to maintain safe patient consults and exams, we feel that telemedicine is here to stay. CarePICS is a resource that can help doctors overcome those safety issues and provide reimbursement intelligence.  We are excited to be a part of the CarePICS Pathways Program.” commented Christopher C. Reeg, Chief Executive Officer of Fuse. “In today’s uncertain climate surrounding the pandemic, the availability of this technology will present providers with advanced options for treatment of their patients requiring wound care products and services.”

Paul Schubert, Chief Executive Officer of CarePICS commented, “Our solution is a population health management tool designed to facilitate care….not just data collection. Vascular disease is an insidious condition that adversely affects patients’ quality and duration of life in addition to costing untold billions of dollars in healthcare resources due to poor screening and identification processes.“

Reeg further stated, “We are delighted to expand our product portfolio and national footprint with the addition of CarePICS to the Fuse family of offerings.  Our priority remains, to provide effective solutions for today’s clinical challenges, and assist with improving patient outcomes.

About Fuse Medical, Inc.

Fuse is an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace. We provide a comprehensive portfolio of products in the orthopedic total joints, sports medicine, trauma, foot and ankle space, as well as, degenerative and deformity spine, osteobiologics, wound care, and regenerative medicine products. For more information about the Company, or if you’re interested in becoming a distributor of any Fuse’s products, please contact us at info@fusemedical.com or visit: www.fusemedical.com.

About CarePICS

For more information about CarePICS, please contact at info@CarePICS.com or visit: www.CarePICS.com.

Forward Looking Statements

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

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